                                                                    EXHIBIT 12.1

                                 TRANSTEL S.A.
              COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES
      (Amounts in thousands of pesos of December 31, 1997, except ratios)

                                                      COLOMBIAN GAAP                           U.S. GAAP
                                            -----------------------------------    ----------------------------------
                                                  YEAR ENDED DECEMBER 31,                YEAR ENDED DECEMBER 31,
                                            -----------------------------------    ----------------------------------
                                               1995       1996          1997          1995        1996        1997
                                            ---------  ---------     ----------    ----------  ----------  ----------
Income (loss) before income taxes and
 after minority interest..................    773,561  2,762,994 (1)  2,252,510    (3,393,018) (3,644,340) (4,271,094)
Minority interest in the income (loss)
 of subsidiaries with fixed charges.......    514,901  2,671,183 (1)  4,114,548       (27,246) (1,521,175)  5,080,692
                                            ---------  ---------     ----------    ----------  ----------  ----------
                                            1,288,462  5,398,177      6,367,058    (3,420,444) (5,165,515)    809,598
                                            ---------  ---------     ----------    ----------  ----------  ----------
Interest expense..........................    284,987  1,945,302      8,133,026     1,623,377   8,473,913  16,495,100
Appropriate portion of rentals
 representative of interest...............     13,898    369,049        511,676        10,925      91,478     158,372
Amortization of debt issuance costs.......         --         --        286,440            --          --     286,440
Amortization of capitalized or deferred
 interest.................................         --    212,180      1,315,395            --       8,946      46,214
                                            ---------  ---------     ----------    ----------  ----------  ----------
                                              298,885  2,526,530     10,246,537     1,634,302   8,574,337  16,986,126
                                            ---------  ---------     ----------    ----------  ----------  ----------
Earnings (loss) before income taxes,
 minority interest and fixed charges......  1,587,347  7,924,707     16,613,595    (1,786,142)  3,408,822  17,795,724
                                            =========  =========     ==========    ==========  ==========  ==========
Fixed charges:
  Interest expense........................    284,987  1,945,302      8,133,026     1,623,377   8,473,913  16,495,100
  Increase in capitalization of interest..  1,300,423  6,292,317      9,065,827         4,076     264,383   1,053,477
  Amortization of debt issuance costs.....         --         --        286,440            --          --     286,440
  Appropriate portion of rentals
   representative of interest.............     13,898    369,049        511,676        10,925      91,478     158,372
                                            ---------  ---------     ----------    ----------  ----------  ----------
  Total fixed charges.....................  1,599,308  8,606,668     17,996,969     1,638,378   8,829,774  17,993,389
                                            =========  =========     ==========    ==========  ==========  ==========

Excess (deficiency) of earnings to fixed
 charges..................................    (11,960)  (681,960)    (1,383,374)   (3,424,520) (5,420,952)   (197,665)
                                            =========  =========     ==========    ==========  ==========  ==========
Ratio of earnings to fixed charges........       0.99       0.92           0.92         (1.09)       0.39        0.99
                                            =========  =========     ==========    ==========  ==========  ==========

FOOTNOTE:
(1) Amounts are before effects of change in accounting for depreciation of Ps940,841 and minority interest effect of Ps376,336.